As filed with the Securities and Exchange Commission on October 12, 2011

                                                     Registration No. 333-175529
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2
                                       TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   PENOLA INC.
             (Exact name of registrant as specified in its charter)

           Nevada                               1000                             None
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                                492 Gilbert Road
                           West Preston, Victoria 3072
                                    Australia
                                +61 (3) 9605 3907
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     State Agent & Transfer Syndicate, Inc.
                             112 North Curry Street
                            Carson City, Nevada 89703
                                 (800) 253-1013
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                              Thomas E. Puzzo, Esq.
                      Law Offices of Thomas E. Puzzo, PLLC
                               4216 NE 70th Street
                            Seattle, Washington 98115
                          Telephone No.: (206) 522-2256
                          Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
  Title of Each                             Proposed Maximum      Proposed Maximum        Amount of
Class of Securities       Amount to be       Offering Price      Aggregate Offering     Registration
 to be Registered        Registered (1)        per Share               Price                 Fee
------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share           1,160,000 (2)         $ .10 (3)           $116,000               $13.47
------------------------------------------------------------------------------------------------------
TOTAL                      1,160,000             $  --               $116,000               $13.47
======================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents the number of shares of common stock currently outstanding to be sold by the selling security holders.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 12, 2011


                                   PENOLA INC.

                        1,160,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling security holders of Penola Inc. of up to 1,160,000 shares of common stock held by selling security holders of Penola Inc. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

The selling security holders will be offering our shares of common stock at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act").

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The date of this prospectus is October __, 2011.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary                                                            3
Risk Factors                                                                  5
Risk Factors Relating to Our Company                                          5
Risk Factors Relating to Our Common Stock                                     9
Use of Proceeds                                                              11
Determination of Offering Price                                              11
Selling Security Holders                                                     11
Description of Securities                                                    12
Plan of Distribution                                                         14
Description of Business                                                      17
Our Executive Offices                                                        23
Legal Proceedings                                                            23
Market for Common Equity and Related Stockholder Matters                     23
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                       24
Directors, Executive Officers, Promoters and Control Persons                 29
Executive Compensation                                                       30
Security Ownership of Certain Beneficial Owners and Management               31
Certain Relationships and Related Transactions                               31
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                             32
Where You Can Find More Information                                          32
Changes In and Disagreements with Accountants on Accounting and
 Financial Disclosure                                                        32
Financial Statements                                                        F-1

Until ____________, 2011 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

                               PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "Penola Inc." refer to Penola Inc. unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Penola Inc. was incorporated on May 7, 2010, under the laws of the State of Nevada, for the purpose of conducting mineral exploration activities.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property. We raised an aggregate of $31,000 through private placements of our securities. Proceeds from these placements were used for working capital.

On July 6, 2010 we entered into a Mineral Property Option Agreement whereby we have the right to acquire a 100% interest in Exploration License E 80/3757 located in Halls Creek Shire, in the Kimberly region of Western Australia and known as the Halls Creek Property. The option agreement requires us to make an initial cash payment of AUD$7,000 (US$7,703), which we paid on July 6, 2010. The option agreement has an exercise price of approximately AUD$200,000 ($208,840) cash to be paid, if exercised by the Company, and the option expires July 6, 2012. We retained a consulting geologist to prepare an evaluation report on the Halls Creek Property. We intend to conduct exploratory activities on the claim and if feasible, develop the Halls Creek Property.


In order to execute against our plan of operations for the next 12 months, we will need to raise approximately $411,292. Until such funds are obtained by the Company via debt, equity or other form of financing, we will be unable to take concrete steps towards the implementation of our plan of operations. In order to commence work in accordance with Phase 1 of our plan of operations, detailed on pages 24-26, we will need to secure additional financing. Currently, we have no plan or commitment which would provide us with the required capital to begin Phase 1.


The Company's principal offices are located at 492 Gilbert Road, West Preston, Victoria 3072, Australia, and our telephone number is +61 (3) 9605 3907.

THE OFFERING

Securities offered:           The selling stockholders are offering hereby up to
                              1,160,000 shares of common stock.

Offering price:               The selling stockholders will offer and sell their
                              shares of common stock at a fixed price of $0.10
                              per share until our shares are quoted on the OTC
                              Bulletin Board, if our shares of common stock are
                              ever quoted on the OTC Bulletin Board, and
                              thereafter at prevailing market prices or
                              privately negotiated prices.
Shares outstanding prior
to offering:                  3,160,000

Shares outstanding
after offering:               3,160,000

Market for the common
shares: There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

                              There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:              We will not receive any proceeds from the sale of
                              shares by the selling security holders

SUMMARY FINANCIAL INFORMATION


The tables and information below are derived from our audited financial statements for the period from May 7, 2010 (Inception) to February 28, 2011, and our unaudited financial statements for the fiscal quarter ended May 31, 2011. Our working capital as at October 11, 2011 was $20,575.


                                                           February 28, 2011 ($)
                                                           ---------------------
FINANCIAL SUMMARY
  Cash and Deposits                                                21,737
  Total Assets                                                     21,737
  Total Liabilities                                                   519
  Total Stockholder's Equity                                       21,218

                                                             Accumulated From
                                                                May 7, 2010
                                                              (Inception) to
                                                           February 28, 2011 ($)
                                                           ---------------------
STATEMENT OF OPERATIONS
   Total Expenses                                                   9,782
   Net Loss for the Period                                          9,782
   Net Loss per Share                                                  --

                                                              May 31, 2011 ($)
                                                              ----------------
FINANCIAL SUMMARY (UNAUDITED)
  Cash and Deposits                                                20,575
  Total Assets                                                     20,575
  Total Liabilities                                                   519
  Total Stockholder's Equity (Deficit)                             20,575

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our financial statements for the period ended May 31, 2011 were prepared assuming that we will continue our operations as a going concern. We were incorporated on May 7, 2010 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

WE WILL REQUIRE ADDITIONAL FUNDS WHICH WE PLAN TO RAISE THROUGH THE SALE OF OURCOMMON STOCK, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS. IF WE ARE NOT BE ABLE TO SELL OUR COMMON STOCK, FUNDING WILL NOT BE AVAILABLE FOR CONTINUED OPERATIONS, AND OUR BUSINESS WILL FAIL.

Our current cash of $20,575 will not be sufficient to complete the first phase of any initial exploration program of any mining claim. Subsequent exploration activities will require additional funding. We will need $25,300 to complete phase 1 and a total of $210,507.50 to complete the first two phases of our plan of operation detailed on page 24. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

WE HAVE A VERY LIMITED HISTORY OF OPERATIONS AND ACCORDINGLY THERE IS NO TRACK RECORD THAT WOULD PROVIDE A BASIS FOR ASSESSING OUR ABILITY TO CONDUCT SUCCESSFUL MINERAL EXPLORATION ACTIVITIES. WE MAY NOT BE SUCCESSFUL IN CARRYING OUT OUR BUSINESS OBJECTIVES.

We were incorporated on May 7, 2010 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

IF WE ARE UNABLE TO PAY THE EXERCISE PRICE UNDER OUR MINERAL PROPERTY OPTION AGREEMENT, OUR BUSINESS WILL FAIL.

We are a party to a Mineral Property Option Agreement whereby we have the right to acquire a 100% interest in Exploration License E 80/3757 located in the Murchison Mineral-field Halls Creek Shire, in the Kimberly region of Western Australia and known as the Halls Creek Property. It is only under this option agreement that we potentially have any right to explore for mineralized material. This option agreement requires us to pay an exercise price of AUD$200,000 (approximately $208,840) cash, in order for us to have the right to explore for mineralized materials in the area covered by Exploration License E 80/3757. Our option expires July 6, 2012. If we fail to pay the exercise price, we will not have the right to conduct exploration activities at all. Currently, we do not have sufficient funds to pay the exercise price. If we fail to raise sufficient funds to pay the exercise price, you will lose your entire investment.

DUE TO THE SPECULATIVE NATURE OF MINERAL PROPERTY EXPLORATION, THERE IS SUBSTANTIAL RISK THAT NO COMMERCIALLY VIABLE MINERAL DEPOSITS WILL BE FOUND ON OUR HALLS CREEK PROPERTY OR OTHER MINERAL PROPERTIES THAT WE ACQUIRE.

In order for us to even commence mining operations we face a number of challenges which include finding mining claims, qualified professionals to conduct exploration programs, obtaining adequate financing to continue exploration programs, locating viable mineral bodies, partnering with senior mining companies, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any future mineral properties. There is a substantial risk that any exploration program that we conduct on future claims may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

WE HAVE NOT INDEPENDENTLY VERIFIED THE MINERAL RESERVES ON THE HALLS CREEK PROPERTY, NOR HAVE WE PERSONALLY VISITED THE PROPERTY AND HAVE RELIED SOLELY ON THE REPRESENTATIONS AND ADVICE OF OUR EXPERT ADVISORS.

The officers and directors of the Company have no formal training or prior experience in geology, mineral exploration or mining. Additionally, no members of management of the Company have personally visited the Halls Creek Property. We have relied on the expert advice of the geologist Mr. Gregory Curnow who is a qualified expert in Australia. Because we have not independently verified that there are mineral reserves, there may be no commercially viable mineral reserves located on the Halls Creek Property.

DUE TO THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM.

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the Western Australia as administered by the Department of Industry and Resources as we carry out our exploration program. We may be required to obtain work permits, negotiate with Aboriginal groups holding Native Title Rights for access to our leases, obtain land access agreements from pastoral lease holders, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. If we enter the production phase, the cost of complying with permit and regulatory environment laws will be greater because the impact on the project area is greater. Permits and regulations will control all aspects of the production program if the project continues to that stage. Examples of regulatory requirements include:

     *    Water discharge will have to meet drinking water standards;
     *    Dust generation will have to be minimal or otherwise re-mediated;
     * Dumping of material on the surface will have to be re-contoured and re-vegetated with natural vegetation;

     * An assessment of all material to be left on the surface will need to be environmentally benign;
     *    Ground water will have to be monitored for any potential contaminants;
     * The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be remediated; and
     * There will have to be an impact report of the work on the local fauna and flora including a study of potentially endangered species.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. If remediation costs exceed our cash reserves we may be unable to complete our exploration program and have to abandon our operations.

THE MARKET PRICE FOR PRECIOUS METALS IS BASED ON NUMEROUS FACTORS OUTSIDE OF OUR CONTROL. THERE IS A RISK THAT THE MARKET PRICE FOR PRECIOUS METALS WILL SIGNIFICANTLY DECREASE, WHICH WILL MAKE IT DIFFICULT FOR US TO FUND FURTHER MINERAL EXPLORATION ACTIVITIES, AND WOULD DECREASE THE PROBABILITY THAT ANY SIGNIFICANT MINERALIZATION THAT WE LOCATE CAN BE ECONOMICALLY EXTRACTED.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering by existing investors.

OUR SOLE OFFICER AND DIRECTOR'S LACK OF EXPERIENCE IN AND/OR WITH MINING AND, IN PARTICULAR, MINERAL EXPLORATION ACTIVITY, MEANS THAT IT IS DIFFICULT TO ASSESS, OR MAKE JUDGMENTS ABOUT, OUR POTENTIAL SUCCESS.

Our sole officer and director has not had any prior experience with or ever been employed in the mining industry. Additionally, she does not have a college or university degree, or other educational background, in mining or geology or in a field related to mining. More specifically, she lacks technical training and experience with exploring for, starting, and/or operating a mine. With no direct training or experience in these areas, she may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole. For example, each of our sole officer and director's decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our her future possible mistakes, lack of sophistication, judgment or experience in this particular industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

OUR SOLE OFFICER AND DIRECTOR MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE. SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR SOLE OFFICER AND DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Our sole officer and director beneficially owns 63.2% of our outstanding common stock. The interests of our sole officer and director may not be, at all times, the same as that of our other shareholders. Our sole officer and director is not simply a passive investor but is also executive officer of the Company, her interest as executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Company's Board of Directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS THE ABILITY TO BE EMPLOYED BY OR CONSULT FOR OTHER COMPANIES, HER OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

Our sole officer and director is not required to work exclusively for us and does not devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on her employment by other companies. Her other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that our officer and director will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our director.

WE HAVE NO EMPLOYMENT OR COMPENSATION AGREEMENTS WITH OUR SOLE OFFICER AND DIRECTOR AND AS SUCH SHE MAY HAVE LITTLE INCENTIVE TO DEVOTE TIME AND ENERGY TO THE OPERATION OF THE COMPANY.

Our sole officer and director is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that she may decide to focus her effort on other projects or companies which have a higher economic benefit to her. Currently, she is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company's ability to succeed. We do not have any expectation that she will enter into an employment or compensation agreement with the Company in the foreseeable future and her loss would be highly detrimental to our ability to conduct ongoing operations.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering up to 1,160,000 shares of our common stock through this prospectus. Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 31.6% of the common shares outstanding as of the date of this prospectus.

WE OPERATE OUR BUSINESS AND MAINTAIN OUR BANK ACCOUNTS IN AUSTRALIA, A NON-UNITED STATES JURISDICTION, WHICH MEANS THAT IT MAY BE DIFFICULT OR IMPOSSIBLE FOR STOCKHOLDERS TO ENFORCE A JUDGMENT OBTAINED IN THE UNITED STATES AGAINST THE COMPANY TO OBTAIN CASH FROM THE COMPANY'S BANK ACCOUNTS IN AUSTRALIA.

Our operations are conducted in Australia, a foreign country where we maintain our bank accounts and the legal system of which is based on the common law. Nevertheless, a judgment obtained by a stockholder against the Company in the United States will be difficult and costly, if not impossible, to enforce in Australia. Additionally, there is no guarantee that Australia will not change its laws or policies to reverse policy choices in the past with respect to the enforceability of judgments obtained from courts in the United States in Australia. Accordingly, an investor may lose his entire investment if he or she cannot enforce a judgment from a court in the United States against the Company in Australia.

RISKS RELATING TO OUR COMMON STOCK

THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

Under U.S. federal securities legislation, our common stock will constitute "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 25,000,000 shares of "blank check" preferred stock. As of July 11, 2011, the Company had 3,160,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 96,840,000 shares of common stock and 25,000,000 shares of preferred stock with terms and preferences determined by our board of directors. The future issuance of common stock and/or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock or preferred stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF PENOLA INC.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. T hus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Penola Inc. from doing so if it cannot obtain the approval of our board of directors.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

                       DETERMINATION OF THE OFFERING PRICE

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

                            SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of July 11, 2011, by the selling security holders prior to the offering by existing shareholders contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Each of the selling security holders acquired their shares of common stock being resold hereunder directly from the Company for a purchase price of $0.025 per share. The percentages below are calculated based on 3,160,000 shares of our common stock issued and outstanding as of July 11, 2011. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                     Total
                                                   Number of                          Percentage of
                                Shares            hares to be       Total Shares      Shares owned
                                 Owned            Offered for       Owned After         After the
     Name of                    Before           the Security       the Offering      Offering is
Selling Shareholder           the Offering     Holder's Account      is Complete        Complete
-------------------           ------------     ----------------      -----------        --------
Christina Byamis                 40,000             40,000               0                  0
Evangelos Byamis                 40,000             40,000               0                  0
Melissa Briggs                   40,000             40,000               0                  0
Fabial Fulgione                  40,000             40,000               0                  0
Melissa De Stratis               40,000             40,000               0                  0
Jeanette Gatto                   40,000             40,000               0                  0
Kathy Gatto                      40,000             40,000               0                  0
Nikola Kotevski                  40,000             40,000               0                  0
Jose Archer                      40,000             40,000               0                  0
Maree Carazzolo                  40,000             40,000               0                  0
Cindy Hodgson                    40,000             40,000               0                  0
Jake Smith                       40,000             40,000               0                  0
Kim Head                         40,000             40,000               0                  0

Rebecca Popple                   40,000             40,000               0                  0
Joanne Portelli                  40,000             40,000               0                  0
Danielle Soliman                 40,000             40,000               0                  0
Samir Lahibi                     40,000             40,000               0                  0
Robert Tapping                   40,000             40,000               0                  0
Alisha Thomas                    40,000             40,000               0                  0
Sofia Ward                       40,000             40,000               0                  0
Marian Daoud                     40,000             40,000               0                  0
James Pink                       40,000             40,000               0                  0
Hana Taouk                       40,000             40,000               0                  0
Crystal Portelli                 40,000             40,000               0                  0
Nina Naddaf                      40,000             40,000               0                  0
Hanan Taouk                      40,000             40,000               0                  0
Louise Keeran                    40,000             40,000               0                  0
S Kay                            40,000             40,000               0                  0
Giulia Gencarelli                40,000             40,000               0                  0
Total                         1,160,000          1,160,000               0                  0

None of the selling shareholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 100,000,000 shares of common stock, with $0.001 par value per share, and 25,000,000 shares of "blank check" preferred stock, with no par value. As of July 11, 2011, there were 3,160,000 shares of our common stock issued and outstanding that were held by 30 stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

A "plurality" means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

BLANK CHECK PREFERRED STOCK

The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of Omega Water Corp. from doing so if it cannot obtain the approval of our board of directors.

RULE 144

All 3,160,000 shares of our issued and outstanding shares of our common stock are "restricted securities" under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 3,160,000 shares can be resold under Rule 144.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                              PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.10 per common share. After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     *    privately negotiated transactions;
     * market sales (both long and short to the extent permitted under the federal securities laws);
     * at the market to or through market makers or into an existing market for the shares;
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
     *    a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.10. After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock,
(i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

                             DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On May 7, 2010, the Company was incorporated under the laws of the State of Nevada. We are engaged in the business of acquisition, exploration and development of natural resource properties.

Filomena Gencarelli has served as our President and Chief Executive Officer, Secretary and Treasurer, from May 7, 2010, until the current date. Our board of directors is comprised of one person: Filomena Gencarelli.

We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of blank check preferred stock. On September 30, 2010, we issued 2,000,000 shares of common stock to our sole officer and director. The issuance was paid at a purchase price of the par value per share or a total of $2,000. We hold our cash in bank accounts located in Australia.

On July 6, 2010 we entered into a Mineral Property Option Agreement whereby we have the right to acquire a 100% interest in Exploration License E 80/3757, located in Halls Creek Shire, in the Kimberly region of Western Australia and known as the Halls Creek Property. The option agreement requires us to make an initial cash payment of AUD$7,000 (US$7,703), which we paid on July 6, 2010. The option agreement has an exercise price of approximately fifty thousand AUD$200,000 (US$208,840) cash to be paid if exercised by the Company. We retained a consulting geologist to prepare an evaluation report on the prospects. We intend to conduct exploratory activities on the claim and if feasible, develop the prospects.

IN GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We currently hold an option to acquire for AUS$50,000 (US$208,840) a 100% undivided interest Exploration License E 80/3757 located in Halls Creek Shire, in the Kimberly region of Western Australia and known as the Halls Creek Property. We are currently conducting mineral exploration activities on the Halls Creek Property in order to assess whether it contains any commercially exploitable mineral reserves. Currently there are no known mineral reserves on the Halls Creek Property.

Since our inception, we have not earned any revenues to date and our accumulated losses are $10,944 at May 31, 2011. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by Gregory Curnow, B. SC (Geology), M AusIMM, dated October 7, 2010.

While we intend to test for commercially viable reserves of gold, tin-tungsten and other rare earths, there is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold and other minerals. We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

We have no current plans, proposals or arrangements, written or otherwise, to seek a business combination with another entity in the near future.

POTENTIAL ACQUISITION OF THE HALLS CREEK PROPERTY

On July 6, 2010, we purchased an option to acquire a 100% undivided interest in a mineral claim known as Exploration License E 80/3757 located in Halls Creek Shire, in the Kimberly region of Western Australia and known as the Halls Creek Property, for a price of AUD$7,000 (US$7,703). The mineral claim underlying the option was granted by the Department of Mines and Petroleum, Western Australia, on July 16, 2010.

We engaged Gregory Curnow, B. SC (Geology). M AusIMM, to prepare a geological evaluation report on the Halls Creek Property. Mr. Curnow is a consulting professional geologist and Member of the Australasian Institute of Mining & Metallurgy. Mr. Curnow attended Monash University, Melbourne, Australia and graduated in 1986 with a Bachelor of Science degree in geology.

The work completed by Mr. Curnow in preparing the geological report consisted of a review of geological data from previous exploration within the region. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Halls Creek Property entitled "Evaluation Report, E 80/3757, Western Australia" prepared by Mr. Curnow on October 7, 2010. The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims. The description of the Halls Creek Property provided below is based on Mr. Curnow's report.

DESCRIPTION OF PROPERTY

The property on which the Company has an option is the Halls Creek Property which is comprised of one located mineral claim, Exploration License E 80/3757. The Halls Creek Property is in the Day Dawn district of the Murchison Mineral Fields approximately 550 kilometers north north-east of Perth. The nearest towns are the mining centers of Cue 25 kilometers to the north and Mt. Magnet 50 kilometers to the south.

PHYSIOGRAPHY, CLIMATE, VEGETATION & WATER

The nearest town is the mining and pastoral centre of Halls Creek 83 kilometers to the north-east (see Fig 1). The Kimberley region is a semi-arid region with a monsoonal climate with the wet season running from November to mid April. Temperatures in summer average 37(degree)C (99(degree)F) and the humidity is commonly over 90%.

The the Halls Creek Property is located 30 kilometers south of the Great Northern Highway, the major road of the Kimberley region, and is serviced by unsealed minor roads. The terrain is open scrubland criss-crossed by a number of perennial streams that only flow in the wet season and the main land use is cattle farming.

Fieldwork in the Kimberley is usually scheduled for the dry season between April and December.

The license was granted to George Lee on August 8, 2007 for a period of five years and covers approximately 324 hectares. Mr. Lee is the third party with whom we have entered into our Mineral Property Option Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         [MAP SHOWING THE LOCATION PLAN]

Figure 1: Location Plan













PROPERTY HISTORY

There is no prior mining exploration activity for the property to which our Mineral Property Option Agreement relates.

REGIONAL GEOLOGY

The region falls within the Halls Creek Proterozoic Mobile Zone that is folded about the edge of the Kimberly craton, which is also Proterozoic in age (see Fig
2). The Halls Creek Zone consists of moderately to highly deformed rocks of the Halls Creek Group which is broken up into:

     *    Olympio Formation
     *    Biscay Formation
     *    Saunders Creek Formation
     *    Ding Dong Downs Volcanics

Deformation of the Hall Creek Zone has included tight sub-isoclinal to isoclinals folding with associated regional faulting. Both the folding and faulting is parallel to the Kimberley craton edge and generally trending to the north north-east.

Only the Olympio and Biscay Formation occur in the area.

OLYMPIO FORMATION

The Olympio Formation consists mainly of a sequence of turbidite and deep water sediments with a basal sequence of acid to intermediate volcanic interbedded with tuffaceous and lithic sediments. Metamorphism is generally greenschist to amphibolite facies.

BISCAY FORMATION

The Biscay Formation is a sequence of basic volcanics rocks generally basalts, dolerites and gabbroic intrusives interbedded with turbiditic sediments. Metamorphism is generally greenschist to amphibolite facies.

               [MAP SHOWING THE REGIONAL GEOLOGY OF THE KIMBERLEY]

Figure 2: Regional Geology of the Kimberley (Tyler 02)















LOCAL GEOLOGY

Locally the area of the Mt. Dockrell goldfield is made up of a sequence of basic volcanics, felsic volcanics and sediments which are part of the Halls Creek Group. E 80/3757 consists of both the Olympio and Biscay Formations with the contact between the two trending north north-east suggesting it is fault related.

MINERALIZATION

Gold mineralization in the Mt. Dockrell area is generally associated with both copper and lead, and there are 5 known types of mineralization, as follows:

     1.   Gold-galena in quartz filled axial plane shears and fractures.
     2.   Gold-arsenopyrite-chalcopyrite stratabound deposits.
     3.   Gold-tourmaline quartz veins.
     4.   Chalcopyrite-galena quartz veins.
     5.   Copper in quartz-calcite-epidote altered zones.

Both disseminated and vein hosted tin-tungsten mineralization is known in the area and is associated with a quartzite unit in the Butchers Gully member (part of the Biscay Formation) and is exposed by a large south plunging anticline. The quartzite unit is lithologically mixed and consists of bands of magnetite, epidote, tourmaline, and manganese rich quartzite with minor bands of amphibolite and pelite.

The scheelite appears to be formed through preferential metasomatism of psammitic horizons in the quartzite and is associated with secondary epidote and less generally with fluorite, tourmaline, apatite and zircon.

          [MAP SHOWING THE GEOLOGY PLAN OF THE MT. DOCKRELL GOLDFIELD]

Figure 3: Geology Plan of the Mt. Dockrell Goldfield















EXPLORATION POTENTIAL

Though there are no known occurrences of mineralization on E 80/3757, we believe that the exploration potential of project area will contain occurrences of mineralization, based on the substantial past exploration and the known, widespread occurrence of gold and tin-tungsten mineralization in the area and the local geology.

With a major fault splay passing through the license and a large portion of the contact between the Biscay volcanics and the Olympio Formation also being included in the license and the lack of modern exploration techniques, especially geophysics, being carried out in the area the potential for discovery in the area is high.

The tin-tungsten mineralization highlights the presence of a granitoid body that does not outcrop in the area suggesting that it is located at a shallow depth increasing the potential for more tin-tungsten mineralization to be found below the surface.

CONDITIONS TO RETAIN TITLE TO THE CLAIM

State and local regulations will require a yearly maintenance fee to keep the claim to Halls Creek Property in good standing. Yearly maintenance fees of AUD$10,000 (US$10,605) payable to the Department of Mines and Petroleum Western Australia, are on or payable prior to the anniversary of the claim to keep the claim in good standing for an additional year. The Option Agreement stipulates the annual maintenance fees are to be paid by the Lessor.

COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Australia and the state of Western Australia.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described in the chart below. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Proposed Work                                 Amount                Cost ($AUD)
-------------                                 ------                -----------

PHASE 1
Data Collection                                                    $  5,000.00
Re-Interpretation of Geophysical Data                              $ 10,000.00
Field Mapping                              5 days @ $500           $  2,500.00
Sampling                                   50 samples @ $30        $  1,500.00
Travel & Accommodation                     5 days @ $300           $  1,500.00
Report                                     1.5 days @ $1,000       $  1,500.00
Administration                             15 % of costs           $  3,300.00

                                                                   $ 25,300.00

PHASE 2
Soil Sampling                              5 days @ $750           $  3,750.00
Assaying                                   150 samples @ $20       $  3,000.00
Ground Geophysics                                                  $ 65,000.00
Report                                     1.5 days @ $1,000       $  1,500.00
Administration                             15 % of costs           $ 10,987.50

                                                                   $ 84,237.50
PHASE 2
Drilling                                   1,000 meters @ $50      $ 50,000.00
Assaying                                   1,000 meters @ $30      $ 30,000.00
Supervision                                7 days @ $600           $  4,200.00
Travel & Accommodation                     7 days @ $300           $  2,100.00
Report                                     1.5 days @ $1,000       $  1,500.00
Administration                             15 % of costs           $ 13,170.00

                                                                   $100,970.00

TOTAL                                                              $210,507.50

The basis of the foregoing cost estimates are from the geological exploration advice of Gregory Curnow, our professional consulting geologist. Such costs will not differ depending on the minerals we find in Phase I.

EMPLOYEES

We currently have no employees other than our sole officer and director. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

                              OUR EXECUTIVE OFFICES

Our executive offices are located at 492 Gilbert Road, West Preston, Victoria 3072, Australia.

                                LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's mineral claim is not the subject of any pending legal proceedings.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of July 11, 2011, the Company had 3,360,000 shares of our common stock issued and outstanding held by 30 holders of record. The selling stockholders are offering hereby up to 1,160,000 shares of common stock at fixed price of $0.10 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled " BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM."

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to complete the first and second of the three phases of the exploration program on our prospects. In addition to the $210,508 we anticipate spending for the first two phases of the exploration program as outlined below, we anticipate spending an additional $12,508 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $223,016. We will experience a shortage of funds prior to funding and we may utilize funds from our president, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

PHASE 1

* Collection, purchase and collation of all relevant geological, geophysical and mining data available; * Re-interpretation of available geophysics to determine location of possible mineralized shears and faults; and * Field mapping and rock chip sampling of the license.

Phase 2

     *    Soil sampling of any significant areas highlighted in Phase 1; and
     * Ground geophysics of targets generated by the re-interpretation of available geophysical data.

Phase 3

     *    Drilling of any significant targets generated during Phase 2 work.

Proposed Work                                 Amount                Cost ($AUD)
-------------                                 ------                -----------

PHASE 1
Data Collection                                                    $  5,000.00
Re-Interpretation of Geophysical Data                              $ 10,000.00
Field Mapping                              5 days @ $500           $  2,500.00
Sampling                                   50 samples @ $30        $  1,500.00
Travel & Accommodation                     5 days @ $300           $  1,500.00
Report                                     1.5 days @ $1,000       $  1,500.00
Administration                             15 % of costs           $  3,300.00

                                                                   $ 25,300.00

PHASE 2
Soil Sampling                              5 days @ $750           $  3,750.00
Assaying                                   150 samples @ $20       $  3,000.00
Ground Geophysics                                                  $ 65,000.00
Report                                     1.5 days @ $1,000       $  1,500.00
Administration                             15 % of costs           $ 10,987.50

                                                                   $ 84,237.50
PHASE 2
Drilling                                   1,000 meters @ $50      $ 50,000.00
Assaying                                   1,000 meters @ $30      $ 30,000.00
Supervision                                7 days @ $600           $  4,200.00
Travel & Accommodation                     7 days @ $300           $  2,100.00
Report                                     1.5 days @ $1,000       $  1,500.00
Administration                             15 % of costs           $ 13,170.00

                                                                   $100,970.00

TOTAL                                                              $210,507.50

We plan to commence Phase 1 of the exploration program on the prospects in the winter of 2011-2012. We expect this phase to take 7 days to complete and an additional one to two months for the geologist to prepare his report.

The above program costs are management's estimates based upon the recommendations of the consulting geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following Phase 1 of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with Phase 2 of our exploration program. Management will rely on the consulting geologist's recommendations in making a decision to proceed with Phase 2. Subject to the results of Phase 1, we anticipate commencing with Phase 2 in the winter of 2012. We will require additional funding to commence with Phase 1 work on the prospects; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

We are a party to a Mineral Property Option Agreement whereby we have the right to acquire a 100% interest in Exploration License E 80/3757 located in the Murchison Mineral field Halls Creek Shire, in the Kimberly region of Western Australia and known as the Halls Creek Property. It is only under this option agreement that we potentially have any right to explore for mineralized material. This option agreement requires us to pay an exercise price of AUD$200,000 (approximately US$208,840) cash, in order for us to have the right to explore for mineralized materials in the area covered by Exploration License E 80/3757. Our option expires July 6, 2012.

If we fail to pay the exercise price, we will not have the right to conduct exploration activities at all. Currently, we do not have sufficient funds to pay the exercise price. We cannot provide investors with any assurance that we will be able to raise sufficient funds pay the $208,840 exercise price, and we have no current plans on how to raise the additional funding.

In terms of exploratory work we will be able to conduct before we exercise the option, we anticipate completing Phases 1 and 2 of our Plan of Operation, subject to our ability to raise sufficient funds to complete Phases 1 and 2, and depending on the results of Phases 1 and 2, commencement of drilling of any significant targets generated during Phase 2 work.

                                     BUDGET

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 to pay for our accounting and audit requirements.

SEC FILING PLAN

We intend to become a reporting company in 2011 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $10,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had no operating revenues since our inception on May 7, 2010, through May 31, 2011. Our activities have been financed from the proceeds of share subscriptions. From our inception to May 31, 2011 we have raised a total of $31,000 from private offerings of our common stock. All such private offerings were made in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended. The Company made all offers and sales offshore of the US, to non-US persons, with no directed selling efforts in the US, and where offering restrictions were implemented.

For the period from inception to May 31, 2011, we incurred total expenses of $10,944, consisting of impairment of mining costs of $7,703, professional fees of $2,687, and general and administrative expenses of $554.

LIQUIDITY AND CAPITAL RESOURCES


At May 31, 2011, we had a cash balance of $20,595. At October 11, we had a cash balance of $20,575. Our expenditures over the next 12 months are expected to be approximately $431,856, consisting of approximately $223,016 for the work program under our plan of operation, and approximately $208,840 for the exercise of our option to acquire a 100% interest in Exploration License E 80/3757 prior to July 6, 2012.

Based on our current cash position, we will be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We must raise approximately $411,292, to complete our plan of operation for the next 12 months. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our exploration activities. In the absence of such financing, our business will fail.

There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our exploration of the Halls Creek Property and our business will fail.

GOING CONCERN CONSIDERATION

We have not generated any revenues since inception. As of May 31, 2011, the Company had accumulated losses of $10,944. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
 The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year end is February 28.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION
The financial statements are presented in United States dollars. In accordance with ASC 830, "Foreign Currency Matters", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

EXPLORATION STAGE COMPANY
The Company complies with Financial Accounting Standards Codification ("ASC") 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration stage enterprise.

MINERAL INTERESTS
The Company's management has considered the conditions outlined in ASC 360, "Property, Plant and Equipment," and has concluded an impairment of $7,703 mining claim acquisition costs on the Property has taken place for the year ended February 28, 2011. Mineral property acquisition costs are capitalized in accordance with ASC 930. Mineral property exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its mineral properties

IMPAIRMENT OF LONG-LIVED ASSETS
The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

FAIR VALUE OF FINANCIAL INSTRUMENT
The Company's financial instruments consisted of cash and accounts payable. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

INCOME TAXES
The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At February 28, 2011, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS ("ASC 855"). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES ("ASC 820"). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company's results of operations, financial position or cash flow.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

        Name                Age                Positions and Offices
        ----                ---                ---------------------

Filomena Gencarelli (1)     63    President, Chief Executive Officer, Secretary,
                                  Treasurer and Director

----------
(1) c/o Penola Inc., 492 Gilbert Road, West Preston, Victoria 3072.

The director named above will serve until the next annual meeting of the stockholders or until her respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

FILOMENA GENCARELLI, AGE 63

Ms. Gencarelli has served as our President, Chief Executive Officer, Secretary and sole Director since our formation on May 7, 2010. Since 2001, Ms. Gencarelli has owned and operated Illura Corporate Services Limited, a company which provides corporate administrative and commercial services to various companies. As Principal of Illura, Ms. Gencarelli has been instrumental in working with local government and staff to restructure and multi-skill a number of private companies as well as providing advisory services for the structuring of mining resource companies. Ms. Gencarelli has had over 30 years experience in implementing motivational inductions and training programs, administration management and community development projects for companies. Ms. Gencarelli is a graduate of St Josephs Convent, Bunbury, Western Australia, where she earned a Leaving Certificate (tertiary entrance exam) 1965. In 1966, Ms. Gencarelli graduated from Bunbury Technical College, Western Australia, where she earned a Diploma in Administration and Business Practices in 1966.

Ms. Gencarelli's background providing advisory services for the structuring of mining resource companies and what we believe to be her an excellent understanding of commercial imperatives have led to our conclusion that she should be serving as a member of our Board of Directors in light of our business and structure.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, whom does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Filomena Gencarelli.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred since our incorporation concerning our director, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and                                                          Non-Equity       Nonqualified
Principal                                   Stock     Option    Incentive Plan      Deferred         All Other
Position       Year  Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Compensation($)  Compensation($)  Total($)
--------       ----  ---------  --------  ---------  ---------  ---------------  ---------------  ---------------  --------
Filomena        2011     0          0         0          0             0                0                 0            0
Gencarelli(1)   2010     0          0         0          0             0                0                 0            0

----------
(1)  President and Chief Executive Officer, Secretary, Treasurer and Director.

Our director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our director serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with its sole officer and director, Filomena Gencarelli.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of July 11, 2011:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Filomena       0            0           0              0                0                 0             0
Gencarelli

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 11, 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and
(iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,160,000 shares of our common stock issued and outstanding as of July 11, 2011. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

                   Name and Address of      Number of Shares         Percent of
Title of Class      Beneficial Owner       Owned Beneficially        Class Owned
--------------      ----------------       ------------------        -----------

Common Stock:     Ms. Filomena Gencarelli,      2,000,000                63.2%
                  President, Chief Executive
                  Officer, Secretary,
                  Treasurer and Director (1)

All executive officers and
 directors as a group                           2,000,000                63.2%

----------
(1)  c/o Penola Inc., 492 Gilbert Road, West Preston, Victoria 3072.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 30, 2010, we issued 2,000,000 shares of common stock to our director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

M&K CPAS, PLLC, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

                                   PENOLA INC.

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                   F-2

Financial Statements

Balance Sheet                                                             F-3

Statement of Operations                                                   F-4

Statement of Stockholders' Equity                                         F-5

Statement of Cash Flows                                                   F-6

Notes to Financial Statements                                             F-7

Financial Statements for the first quarter ended January 31, 2010
(unaudited)                                                              F-11

Balance Sheets (unaudited)                                               F-11

Statements of Operations (unaudited)                                     F-12

Statements of Cash Flows (unaudited)                                     F-13

Notes to Financial Statements (unaudited)                                F-14

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Penola Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheet of Penola Inc. (An Exploration Stage Company) (the "Company") as of February 28, 2011 and the related statement of operations, stockholders' equity and cash flows for the period from May 7, 2010 (inception) to February 28, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Penola Inc. (An Exploration Stage Company) as of February 28, 2011 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 1 to the financial statements for further information regarding this uncertainty.


/s/ M&K CPAS, PLLC
-----------------------------
www.mkacpas.com
Houston, Texas
July 13, 2011

                                   PENOLA INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                                                   February 28,
                                                                      2011
                                                                    --------
ASSETS

CURRENT
  Cash                                                              $ 21,737
                                                                    --------

TOTAL ASSETS                                                        $ 21,737
                                                                    ========

LIABILITIES

CURRENT
  Due to related party (Note 5)                                     $    519
                                                                    --------
TOTAL LIABILITIES                                                        519

STOCKHOLDERS' EQUITY

Common stock
  Authorized:
   125,000,000 common shares with a par value of $0.001
  Issued and outstanding:
   3,160,000 common shares                                             3,160
  Additional paid in capital                                          27,840
  Deficit accumulated during the exploration stage                    (9,782)
                                                                    --------

TOTAL STOCKHOLDERS' EQUITY                                            21,218
                                                                    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $ 21,737
                                                                    ========

Contingency (Note 1)


    The accompanying notes are an integral part of these financial statements

                                   PENOLA INC.
                         (An Exploration Stage Company)

                             STATEMENT OF OPERATIONS

                                                                 May 7, 2010
                                                               (Inception) to
                                                                 February 28,
                                                                    2011
                                                                 ----------
EXPENSES
  Office and general                                             $      363
  Professional fees                                                   1,687
  Impairment of mining costs                                          7,703
                                                                 ----------
                                                                      9,753
                                                                 ----------
OTHER EXPENSE
  Foreign currency gain                                                  29
                                                                 ----------

NET LOSS                                                         $    9,782
                                                                 ==========

LOSS PER SHARE - BASIC AND DILUTED                               $    (0.00)
                                                                 ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -
BASIC AND DILUTED                                                 2,467,609
                                                                 ==========


    The accompanying notes are an integral part of these financial statements

                                   PENOLA INC.
                         (An Exploration Stage Company)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                         FOR THE PERIOD FROM MAY 7, 2010
                        (INCEPTION) TO FEBRUARY 28, 2011

                                                                                 Deficit
                                            Common Stock                       Accumulated
                                       ---------------------     Additional       During
                                       Number of                   Paid in     Exploration
                                        Shares        Amount       Capital        Stage         Total
                                        ------        ------       -------        -----         -----
Balance, May 7, 2010                          --      $    --     $     --      $     --      $     --

Common stock issued for cash at
 $0.001 per share                      2,000,000        2,000           --            --         2,000

Common stock issued for cash at
 $0.025 per share                      1,160,000        1,160       27,840            --        29,000

Net Loss                                      --           --           --        (9,782)       (9,782)
                                       ---------      -------     --------      --------      --------

Balance, February 28, 2011             3,160,000      $ 3,160     $ 27,840      $ (9,782)     $ 21,218
                                       =========      =======     ========      ========      ========


    The accompanying notes are an integral part of these financial statements

                                   PENOLA INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                   May 7, 2010
                                                                 (Inception) to
                                                                   February 28,
                                                                      2011
                                                                    --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          $ (9,782)
  Impairment of mining costs                                           7,703
  Adjustment for items not affecting cash:
  Change in non-cash working capital items:
    Accounts payable and accrued liabilities                              --
    Due to related party                                                 519
                                                                    --------
NET CASH USED IN OPERATIONS                                           (1,560)
                                                                    --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Mineral property option                                             (7,703)
                                                                    --------
NET CASH USED IN INVESTING ACTIVITIES                                 (7,703)
                                                                    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Capital stock issued                                                31,000
                                                                    --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                             31,000
                                                                    --------

INCREASE IN CASH                                                      21,737

CASH, BEGINNING                                                           --
                                                                    --------

CASH, ENDING                                                        $ 21,737
                                                                    ========

SUPPLEMENTARY CASH FLOW INFORMATION

Cash paid for:
  Interest                                                          $     --
  Income taxes                                                      $     --
                                                                    ========


    The accompanying notes are an integral part of these financial statements

PENOLA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2011


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Penola Inc. (the "Company") was incorporated in the State of Nevada on May 7, 2010, and its year-end is February 28. The Company is an exploration stage company and is currently seeking new business opportunities.

GOING CONCERN
These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $9,782 at February 28, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement of its common stock or further director loans as needed. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year end is February 28.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION
The financial statements are presented in United States dollars. In accordance with ASC 830, "Foreign Currency Matters", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

EXPLORATION STAGE COMPANY
The Company complies with Financial Accounting Standards Codification ("ASC") 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as an exploration stage enterprise.

MINERAL INTERESTS
The Company's management has considered the conditions outlined in ASC 360, "Property, Plant and Equipment," and has concluded an impairment of $7,703 mining claim acquisition costs on the Property has taken place for the year ended February 28, 2011. Mineral property acquisition costs are capitalized in accordance with ASC 930. Mineral property exploration costs are expensed as

PENOLA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2011


incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. To date the Company has not established any reserves on its mineral properties

IMPAIRMENT OF LONG-LIVED ASSETS
The Company reviews long-lived assets for indicators of impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the review indicates that the carrying amount of the asset may not be recoverable, the potential impairment is measured based on a projected discounted cash flow method using a discount rate that is considered to be commensurate with the risk inherent in the Company's current business model. For purposes of recognition and measurement of an impairment loss, a long-lived asset is grouped with other assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets.

FAIR VALUE OF FINANCIAL INSTRUMENT
The Company's financial instruments consisted of cash and accounts payable. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

INCOME TAXES
The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At February 28, 2011, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS ("ASC 855"). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

PENOLA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2011


In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES ("ASC 820"). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company's results of operations, financial position or cash flow.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 - MINERAL PROPERTY

On July 6, 2010 the Company entered into an Option Agreement to acquire a 100% undivided legal, beneficial and register-able interest in an Exploration License E 80/3757 located in Halls Creek Shire in Western Australia. The option period is for two years from the effective date of the Agreement. Initial cash consideration is AU$7,000 (paid) upon signing the agreement. The exercise price of the option is AU$200,000 cash at the time the notice of exercise of option is sent to the Owner.

At February 28, 2011, the accumulated costs totalled $7,703. Management has concluded these costs to be an impairment due to uncertainty in the ability of the Company to exercise the option underlying the Option Agreement.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the period, the Company issued 2,000,000 common shares at $0.001 per share to the Company's President for cash proceeds of $2,000. At February 28, 2011 there was a balance due to the related party of $519. The balance due is payable on demand, has no term and carries no interest.

NOTE 5 - INCOME TAXES

As of February 28, 2011, the Company has estimated tax loss carry forwards for tax purpose of approximately $2,079, which expire by 2030. These amounts may be applied against future taxable income. Future tax benefits which may arise as a result of theses losses have not been recognized in these financial statements, as their realization has not been determined to be more likely than not to occur.

The actual income tax provisions differ from the expected amounts calculated by applying the statutory income tax rate to the Company's loss before income taxes. The components of these differences are as follows:

Loss before income tax                                               $ 2,079
Statutory tax rate                                                        34%
Expected recovery of income taxes at standard rates                      707
Change in valuation allowance                                           (707)
                                                                     -------

Income tax provision                                                 $    --
                                                                     =======

PENOLA INC.
(An Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
February 28, 2011


Components of deferred tax asset:
Non-capital tax loss carry forwards                                  $   707
Less: valuation allowance                                               (707)
                                                                     -------

Net deferred tax asset                                               $    --
                                                                     =======

The Company has not filed income tax returns since inception in the United States. Both taxing authorities prescribe penalties for failing to file certain tax returns and supplemental disclosure. Upon filing there could be penalties an interest assessed. Such penalties vary by jurisdiction and by assessing practices and authorities. As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. However, certain jurisdictions may assess penalties for failing to file returns and other disclosures and for failing to file other supplemental information associated with foreign ownership, debt and equity position. Inherent uncertainties arise over tax positions taken with respect to transfer pricing, related party transactions, tax credits, tax based incentives and stock based transactions. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

NOTE 6 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events as of July 13, 2011 for potential recognition and disclosure in the financial statements and has determined there are none to be disclosed. This date represents the date the financial statements are issued.

                                   PENOLA INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                     May 31,         February 28,
                                                                      2011               2011
                                                                    --------           --------
                                                                   (Unaudited)         (Audited)
                                                                      - $ -              - $ -
ASSETS

Current
  Cash                                                                20,575             21,737
                                                                    --------           --------
                                                                      20,575             21,737
                                                                    ========           ========
LIABILITIES

Current
  Accounts payable and accrued liabilities                                --                 --
  Due to related party                                                   519                519
                                                                    --------           --------
                                                                         519                519
                                                                    --------           --------
STOCKHOLDERS' EQUITY
  Authorized:
   75,000,000 common shares with a par value of $0.001
  Issued and Outstanding:
   3,160,000 common shares (February 28, 2011 - 3,160,000)             3,160              3,160
  Additional paid up capital                                          27,840             27,840
  Deficit accumulated during the development stage                   (10,944)            (9,782)
                                                                    --------           --------
                                                                      20,056             21,218
                                                                    --------           --------

                                                                      20,575             21,218
                                                                    ========           ========


                           - See Accompanying Notes -

                                   PENOLA INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                   Period from
                                         Three months        Three months          May 7, 2010
                                            ended               ended            (Inception) to
                                         May 31, 2011        May 31, 2010         May 31, 2011
                                           ---------           ---------            ---------
                                             - $ -               - $ -                - $ -
EXPENSES
  Office and general                             162                  --                  554
  Professional fees                            1,000                  --                2,687
  Mining costs                                    --                  --                7,703
                                           ---------           ---------            ---------

NET LOSS                                       1,162                  --               10,944
                                           =========           =========            =========

BASIC AND DILUTED LOSS PER SHARE               (0.00)              (0.00)
                                          ==========          ==========

WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING                        3,160,000           3,160,000
                                          ==========          ==========


                           - See Accompanying Notes -

                                  PENOLA INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                                                  Period from
                                                        Three months        Three months          May 7, 2010
                                                           ended               ended            (Inception) to
                                                        May 31, 2011        May 31, 2010         May 31, 2011
                                                          ---------           ---------            ---------
                                                            - $ -               - $ -                - $ -

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                 (1,162)                   --              (10,944)
  Net change in non-cash working capital balances:
    Accounts payable and accruals                              --                                         --
    Due to related party                                       --                    --                  519
                                                          -------               -------              -------
Net cash used in operations                                (1,162)                   --               (9,263)
                                                          -------               -------              -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Capital stock issued                                         --                    --               31,000
                                                          -------               -------              -------
Net cash provided by financing activities                      --                    --               31,000
                                                          -------               -------              -------

INCREASE (DECREASE) IN CASH                                (1,162)                   --               21,737

CASH, BEGINNING                                            21,737                    --                   --
                                                          -------               -------              -------

CASH, ENDING                                               20,575                    --               21,737
                                                          =======               =======              =======

SUPPLEMENTARY CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                     --                    --                   --
  Income taxes                                                 --                    --                   --
                                                          =======               =======              =======


                           - See Accompanying Notes -

                                   PENOLA INC.
                          (A Development Stage Company)

                        NOTE TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2011
                                   (Unaudited)


1. BASIS OF PRESENTATION

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

These unaudited interim financial statements may not include all information and footnotes required by US GAAP for complete financial statement disclosure. However, except as disclosed herein, there have been no material changes in the information contained in the notes to the audited financial statements for the year ended February 28, 2011, included in the Company's Form S-1 and filed with the Securities and Exchange Commission. These unaudited interim financial statements should be read in conjunction with the audited financial statements included in the Form S-1. In the opinion of management, all adjustments considered necessary for fair presentation and consisting solely of normal recurring adjustments have been made. Operating results for the three months ended May 31, 2011 are not necessarily indicative of the results that may be expected for the year ending May 31, 2012.

GOING CONCERN

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $12,443 at May 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

Management has plans to seek additional capital through a private placement of its common stock or further director loans as needed. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

SUBSEQUENT EVENT

In accordance with ASC 855, SUBSEQUENT EVENTS, the Company has evaluated subsequent events through June 30, 2011 the date of issuance of the unaudited interim financial statements. During this period, the Company did not have any material recognizable subsequent events.

                            [OUTSIDE BACK COVER PAGE]

                                   PROSPECTUS

                                   PENOLA INC.

                               1,160,000 SHARES OF
                                  COMMON STOCK
                       TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2011 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                THE DATE OF THIS PROSPECTUS IS ___________, 2011

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

                                                  Amount
                 Item                             (US$)
                 ----                          ----------
           SEC Registration Fee                $    13.47
           Transfer Agent Fees                   1,000.00
           Legal Fees                            5,000.00
           Accounting Fees                       5,000.00
           Printing Costs                          500.00
           Miscellaneous                         1,000.00
                                               ----------
           TOTAL                               $12,513.47
                                               ==========


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On September 30, 2010, we issued 2,000,000 shares of common stock to our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $2,000. The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

Between October 2010 and January 2011, we accepted subscriptions for 1,160,000 shares of our common stock from 29 investors. The shares of common stock were sold at a purchase price of $0.025 per share, amounting in the aggregate to $29,000. The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:


    Exhibit                       Description
    -------                       -----------

      3.1      Articles of Incorporation of Registrant (1)
      3.2      Bylaws of the Registrant (1)
      5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
     10.1 Mineral Property Option Agreement, dated July 6, 2010, by and between Registrant and George Lee (1)
     23.1      Consent of Law Offices of Thomas E. Puzzo, PLLC (included in
               Exhibit 5.1) (2)
     23.2      Consent of M&K CPAS, PLLC (2)
     23.3      Consent of Gregory Curnow (2)

----------
(1) Incorporated by reference to Form S-1 (Registration No. 333-175529) filed with the Commission on July 13, 2011.
(2) Incorporated by reference to Amendment No. 1 to Form S-1 (Registration No. 333-175529) filed with the Commission on September 23, 2011.


                                  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, in the West Preston, Victoria, Australia, on the 12th day of October, 2011.


                                                PENOLA INC.
                                               (Registrant)


                               By: /s/ Filomena Gencarelli
                                  ----------------------------------------------
                               Name:  Filomena Gencarelli
                               Title: President and Chief Executive Officer
                                      (Principal Executive Officer and Principal
                                      Financial and Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Filomena Gencarelli, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Penola Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


         Signature                                     Title                                   Date
         ---------                                     -----                                   ----

/s/ Filomena Gencarelli                 President and Chief Executive Officer,           October 12, 2011
----------------------------------      Secretary, Treasurer and Director
Filomena Gencarelli                     (Principal Executive Officer and Principal
                                        Financial and Accounting Officer)

                                  EXHIBIT INDEX


    Exhibit                       Description
    -------                       -----------

      3.1      Articles of Incorporation of Registrant (1)
      3.2      Bylaws of the Registrant (1)
      5.1 Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
     10.1 Mineral Property Option Agreement, dated July 6, 2010, by and between Registrant and George Lee (1)
     23.1      Consent of Law Offices of Thomas E. Puzzo, PLLC (included in
               Exhibit 5.1) (2)
     23.2      Consent of M&K CPAS, PLLC (2)
     23.3      Consent of Gregory Curnow (2)

----------
(1) Incorporated by reference to Form S-1 (Registration No. 333-175529) filed with the Commission on July 13, 2011.
(2) Incorporated by reference to Amendment No. 1 to Form S-1 (Registration No. 333-175529) filed with the Commission on September 23, 2011.